Exhibit 3.38

BYLAWS

OF

KIDS BEHAVIORAL HEALTH OF MONTANA, INC.

ARTICLE I OFFICES

The mailing address of the corporation’s office shall be at 55 Basin Creek Road, Butte, Montana 59701. The corporation may have such other offices, either within or without the State of Montana, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Wednesday in the month of January in each year, at the hour of 10:00 o’clock A.M., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Montana, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder or director of a corporation under the provisions of the articles of incorporation or bylaws or as required by statute, a wavier thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be equivalent to the giving of the notice. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 7. Quorum of Shareholders. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or these Bylaws. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation.

Section 10. Voting of Shares by Certain Holders. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of the other corporation may prescribe, or, in the absence of any provision, as the Board of Directors of the other corporation may determine.

Shares held by a personal representative may be voted by that individual, either in person or by proxy, without a transfer of the shares into that individual’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held without a transfer of the shares into the trustee’s name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be entitled to vote on any matter and are not be deemed to be outstanding shares.

The Board of Directors may adopt a resolution or procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person(s). Upon receipt by the corporation of a certification complying with the procedure, the person(s) specified in the certification shall be deemed, for the purpose(s) set forth in the certification, to be the holder(s) of record of the number of shares specified in place of the certifying shareholder.

Section 11. Action by Shareholders without a meeting. Any action required by the Montana Code, or any successor statutes, to be taken at a meeting of the shareholders of a corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders.

Section 12. Cumulative Voting. If, not less than forty-eight (48) hours prior to the time fixed for any animal or special meeting, any shareholder or shareholders deliver to any officer of the corporation a request that the election of directors to be elected at the meeting be by cumulative voting, then the directors to be elected at the meeting shall be chosen as follows: each shareholder present in person or represented by proxy at the meeting shall have a number of votes equal to the number of shares of capital stock of the corporation owned by the shareholder multiplied by the number of directors to be elected at the meeting; each shareholder shall be entitled to cumulate the votes of said shareholder and give all thereof to one nominee or to distribute his votes of said shareholder in such manner as the shareholder determines among any or all of the nominees; and the nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, shall be the successful nominees.

ARTICLE III BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time by the shareholders or Board of Directors provided that there shall be at least one director and no more than fifteen directors, provided, however, that if the corporation has two shareholders, it shall have at least two directors, and if it has three shareholders, it shall have at least three directors. The number of directors may be increased or decreased from time to time by amendment to the Bylaws or Articles of Incorporation or by a resolution passed by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be shareholders of the corporation.

Section 3. Resignation and Removal of Directors. A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided for in this section. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

In the event the directors of the corporation were elected by cumulative voting, and if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which the director is a part.

Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 4. Regular Meetings, A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by the written consent of all members of the board or by resolution, the time and place, either within or without the State of Montana, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Montana, as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least two days previously thereto to each director in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, or by electronic mail or other electronic means, during normal business hours, or by written notice mailed to his business or home address. If delivered by electronic means, notice shall be deemed to be delivered upon sending the notice electronically. If mailed, such notice shall be deemed to be delivered when deposited with a nationally recognized delivery service, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum of Board of Directors. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee of the directors may be taken without a meeting if all of the directors or all of the members of the committee, as the case may be, sign a written consent setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

Section 10. Meetings by Telephone. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 11. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 12. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV OFFICERS

Section 1. Number. The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same individual; provided that every corporation which has two or more directors shall have not less than two individuals as officers.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The President. The president shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the chief executive officer or in the event of his or her death, inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 7. The Vice President(s). In the absence of the president or in the event of his or her death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 8. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 9. The Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 10. The Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

Section 5. Facsimile Signature. The Board of Directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical device or machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the Board of Directors.

ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. The shares of the corporation shall be represented by certificates. Certificates shall be signed by the chairman or vice chairman of the Board of Directors or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon the certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if the officer, transfer agent or registrar were an officer, transfer agent, or registrar at the date of its issue.

If the corporation issues shares of more than one class, every certificate representing shares issued by the corporation shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation issues any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof,

(a) that the corporation is organized under the laws of the State of Montana;

(b) the name of the person to whom the certificate is issued;

(c) the number and class of shares, and the designation of the series, if any, which the certificate represents; and

(d) the par value of each share represented by the certificate, or a statement that the shares are without par value.

No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII FISCAL YEAR

The fiscal year of the corporation shall end on December 31.

ARTICLE VIII DISTRIBUTIONS TO SHAREHOLDERS

The Board of Directors may authorize and the corporation may make distributions, except that no distribution may be made if, after giving effect thereto, either,

(a) the corporation would be unable to pay its debts as they become due in the usual course of its business; or

(b) the corporation’s total assets would be less than the sum of its total liabilities and the maximum amount that then would be payable, in any liquidation, in respect of all outstanding shares having preferential rights in liquidation.

Determinations under subparagraph (b) above may be based upon (i) financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances, or (ii) a fair valuation or other method that is reasonable in the circumstances.

In the case of a purchase, redemption, or other acquisition of a corporation’s shares, the effect of a distribution shall be measured as of the date money or other property is transferred or debt is incurred by the corporation, or as of the date the shareholder ceases to be a shareholder of the corporation with respect to the shares, whichever is earlier. In all other cases, the effect of a distribution shall be measured as of the date of its authorization if payment occurs one hundred twenty days or less following the date of authorization, or as of the date of payment if payment occurs more than on hundred twenty days following the date of authorization.

Indebtedness of the corporation incurred or issued to a shareholder in a distribution in accordance with this section shall be on a parity with the indebtedness of the corporation to its general unsecured creditors except to the extent subordinated by agreement.

ARTICLE IX CORPORATE SEAL

The Board of Directors may provide for a corporate seal which, if provided for, shall be circular in form and shall have inscribed thereon the name of this corporation, the state of incorporation (Montana) and the word “Incorporated” followed by the date of incorporation. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE X WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulations and management of the affairs of the corporation not inconsistent with law or the Articles of Incorporation.

ARTICLE XII EXECUTIVE AND OTHER COMMITTEES

Section 1. Appointment. The Board of Directors by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees with such powers as are provided herein, or in the Articles of Incorporation subject to the restrictions in Section 2 of this Article. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The Board of Directors may create and appoint an executive committee and define its authority and duties from time to time; provided, however, that the Board shall delegate to the executive committee only such powers as are permitted by law. Specifically without limitation, the Board shall not delegate to the executive committee and it shall not have authority to: (i) declare dividends or authorize distributions, (ii) approve or recommend to the shareholders actions or proposals required by law to be approved by the shareholders, (iii) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, (vii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares; provided that the Board of Directors having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the director.

Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, or to be taken, shall be signed by all of the members of the executive committee. Such consent shall have the same effect as a unanimous vote.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIII INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Indemnification. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if that person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 2. Expenses Incurred. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defending any proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified by this corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 3. Authorization. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only if authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in Sections 1 or 2. The determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation, or (c) by a majority vote of the shareholders; or (d) by the court in which the proceeding is or was pending upon application made by the corporation or the director or officer or the attorney or other person rendering services in connection with the defense, whether or not the application by the director, officer, attorney, or other person is opposed by this corporation.

Section 4. Repayment of Expenses. Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that the director or officer is entitled to be indemnified by the corporation as authorized in this Article.

Section 5. Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person.

Section 6. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any director or officer of the corporation, against any liability asserted against or incurred by the director or officer in any such capacity or arising out of the director’s or officer’s status as such, whether or not the corporation would have the power to indemnify the director or officer against liability under this Article.

Section 7. Amendment. No amendment or repeal of this Article shall in any way abrogate or limit on the right to indemnification held or claimed by any officer or director of the corporation for any acts or omissions of such officer or director occurring prior to such amendment or repeal.

ADOPTION OF BYLAWS

We, the undersigned Directors of the corporation, on this 22 day of February, 2007, by unanimous written consent, do hereby adopt the foregoing provisions as the Bylaws of said corporation.

/s/ Rod Laughlin
ROD LAUGHLIN

/s/ Gene Winters
GENE WINTERS

/s/ Bill Mohon
BILL MOHON